Exhibit 99.1

Boeing Reports Fourth Quarter Results
Fourth Quarter 2025
•Acquired Spirit AeroSystems in December underscoring commitment to safety, quality, and production stability
•Revenue increased to $23.9 billion primarily reflecting 160 commercial deliveries
•Earnings reflects $9.6 billion gain on sale associated with closing the Digital Aviation Solutions transaction
•Operating cash flow of $1.3 billion and free cash flow (non-GAAP)* of $0.4 billion
Full Year 2025
•Revenue of $89.5 billion and 600 commercial deliveries reflect the highest annual totals since 2018
•Total company backlog grew to a record $682 billion, including over 6,100 commercial airplanes

Table 1. Summary Financial Results	Fourth Quarter			Full Year
(Dollars in Millions, except per share data)	2025	2024	Change	2025	2024	Change

Revenues	$23,948	$15,242	57%	$89,463	$66,517	34%

GAAP
Earnings/(loss) from operations	$8,777	($3,770)	NM	$4,281	($10,707)	NM
Operating margins	36.7%	(24.7)%	NM	4.8%	(16.1)%	NM
Net earnings/(loss)	$8,220	($3,861)	NM	$2,238	($11,829)	NM
Diluted earnings/(loss) per share	$10.23	($5.46)	NM	$2.48	($18.36)	NM
Operating cash flow	$1,331	($3,450)	NM	$1,065	($12,080)	NM

Non-GAAP*
Core operating earnings/(loss)	$8,519	($4,042)	NM	$3,236	($11,811)	NM
Core operating margins	35.6%	(26.5)%	NM	3.6%	(17.8)%	NM
Core earnings/(loss) per share	$9.92	($5.90)	NM	$1.19	($20.38)	NM
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    ARLINGTON, Va., January 27, 2026 – The Boeing Company [NYSE: BA] recorded fourth quarter revenue of $23.9 billion, reflecting improved operational performance and higher commercial delivery volume. GAAP earnings per share of $10.23 and core earnings per share (non-GAAP)* of $9.92 primarily reflect a $9.6 billion gain on sale associated with closing the Digital Aviation Solutions transaction, which increased earnings per share by $11.83. The company reported operating cash flow of $1.3 billion and free cash flow (non-GAAP)* of $0.4 billion. Total company backlog grew to a record $682 billion primarily reflecting 1,173 Commercial Airplanes net orders in the year, with all three segments at record levels.
“We made significant progress on our recovery in 2025 and have set the foundation to keep our momentum going in the year ahead,” said Kelly Ortberg, Boeing president and chief executive officer. "We completed the acquisition of Spirit AeroSystems and the sale of portions of the Digital Aviation Solutions business and remain focused on promoting stable operations, completing our development programs, rebuilding trust with our stakeholders, and fully restoring Boeing to the iconic company we all know it can be."

Table 2. Cash Flow	Fourth Quarter		Full Year
(Millions)	2025	2024	2025	2024
Operating cash flow	$1,331	($3,450)	$1,065	($12,080)
Less additions to property, plant & equipment	($956)	($648)	($2,942)	($2,230)
Free cash flow*	$375	($4,098)	($1,877)	($14,310)
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    Operating cash flow was $1.3 billion in the quarter reflecting higher commercial deliveries, as well as working capital timing. Additions to property, plant and equipment primarily reflects higher investments in Charleston and Saint Louis sites.

Table 3. Cash, Marketable Securities and Debt Balances	Quarter End
(Billions)	4Q 2025	3Q 2025
Cash and investments in marketable securities[1]	$29.4	$23.0
Consolidated debt	$54.1	$53.4
1 Marketable securities consist primarily of time deposits due within one year classified as "short-term investments."
    Cash and investments in marketable securities totaled $29.4 billion, compared to $23.0 billion at the beginning of the quarter, primarily driven by $10.6 billion in proceeds associated with closing the Digital Aviation Solutions transaction and free cash flow generated in the quarter, partially offset by debt repayment associated with the acquisition of Spirit AeroSystems. Debt was $54.1 billion, up from $53.4 billion at the beginning of the quarter, primarily reflecting the acquisition of Spirit AeroSystems. The company maintains access to credit facilities of $10.0 billion, which remain undrawn.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	Fourth Quarter			Full Year
(Dollars in Millions)	2025	2024	Change	2025	2024	Change

Deliveries	160	57	181%	600	348	72%

Revenues	$11,379	$4,762	139%	$41,494	$22,861	82%
Loss from operations	($632)	($2,090)	NM	($7,079)	($7,969)	NM
Operating margins	(5.6)%	(43.9)%	NM	(17.1)%	(34.9)%	NM
Commercial Airplanes fourth quarter revenue of $11.4 billion and operating margin of (5.6) percent primarily reflect higher deliveries and improved operational performance. Results also include impacts associated with the acquisition of Spirit AeroSystems.
During the quarter, the 737 program increased the production rate to 42 per month and received approval from the Federal Aviation Administration to begin the final phase of 737-10 certification flight testing. The 787 program began transitioning production to eight per month and remains focused on stabilizing at that rate. In the quarter, the 777X program began the Type Inspection Authorization 3 phase of 777-9 certification flight testing, and the company still anticipates first delivery in 2027.
Commercial Airplanes booked 336 net orders in the quarter, including 105 737-10 and 5 787-9 airplanes for Alaska Airlines and 65 777-9 airplanes for Emirates. Commercial Airplanes delivered 160 airplanes and backlog included over 6,100 airplanes valued at a record $567 billion.
Defense, Space & Security

Table 5. Defense, Space & Security	Fourth Quarter			Full Year
(Dollars in Millions)	2025	2024	Change	2025	2024	Change

Revenues	$7,417	$5,411	37%	$27,234	$23,918	14%
Loss from operations	($507)	($2,267)	NM	($128)	($5,413)	NM
Operating margins	(6.8)%	(41.9)%	NM	(0.5)%	(22.6)%	NM
Defense, Space & Security fourth quarter revenue of $7.4 billion and operating margin of (6.8) percent reflect stabilizing operational performance and higher volume. Results also include $0.6 billion of losses on the KC-46A program primarily driven by higher estimated production support and supply chain costs.
During the quarter, Defense, Space & Security captured an award from the U.S. Air Force for 15 KC-46A Tankers, secured a contract from the U.S. Army for 96 AH-64E Apache helicopters, and delivered the first operational T-7A Red Hawk to the U.S. Air Force at Joint Base San Antonio-Randolph. Backlog at Defense, Space & Security grew to a record $85 billion, with 26 percent representing orders from customers outside the U.S.

Global Services

Table 6. Global Services	Fourth Quarter			Full Year
(Dollars in Millions)	2025	2024	Change	2025	2024	Change

Revenues	$5,209	$5,119	2%	$20,923	$19,954	5%
Earnings from operations	$10,544	$998	NM	$13,474	$3,618	NM
Operating margins	202.4%	19.5%	NM	64.4%	18.1%	NM
Global Services fourth quarter revenue was $5.2 billion driven by higher government volume. Operating margin of 202.4 percent primarily reflects a $9.6 billion gain on sale associated with closing the Digital Aviation Solutions transaction.
Global Services secured record annual orders of $28 billion, including an award in the quarter for C-17 flight deck replacement from the U.S. Air Force, and ended the year with a record backlog of $30 billion.
Additional Financial Information

Table 7. Additional Financial Information	Fourth Quarter		Full Year
(Dollars in Millions)	2025	2024	2025	2024
Revenues
Unallocated items, eliminations and other	($57)	($50)	($188)	($216)
Earnings/(loss) from operations
Unallocated items, eliminations and other	($886)	($683)	($3,031)	($2,047)
FAS/CAS service cost adjustment	$258	$272	$1,045	$1,104
Other income, net	$201	$432	$1,125	$1,222
Interest and debt expense	($659)	($755)	($2,771)	($2,725)
Effective tax rate	1.2%	5.7%	15.1%	3.1%
    Unallocated items, eliminations and other primarily reflects timing of allocations.

Non-GAAP Measures Disclosures
    We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings/(Loss), Core Operating Margins and Core Earnings/(Loss) Per Share
    Core operating earnings/(loss) is defined as GAAP Earnings/(loss) from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the Financial Accounting Standards (FAS) pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margins is defined as Core operating earnings/(loss) expressed as a percentage of revenue. Core earnings/(loss) per share is defined as GAAP Diluted earnings/(loss) per share excluding the net earnings/(loss) per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings/(loss), core operating margins and core earnings/(loss) per share for purposes of evaluating and forecasting underlying business performance. Management believes these core measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is provided on page 12 and 13.
Free Cash Flow
    Free cash flow is GAAP operating cash flow reduced by capital expenditures for property, plant and equipment. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. See Table 2 on page 2 for a reconciliation of free cash flow to the most directly comparable GAAP measure, operating cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and other similar words or expressions, or the negative thereof, generally can be used to help identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, industry projections and outlooks, plans, objectives and goals, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate.

These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial airline customers; (3) the overall health of our aircraft production system, production quality issues, commercial airplane production rates, our ability to successfully develop and certify new aircraft or new derivative aircraft, and the ability of our aircraft to meet stringent performance and reliability standards; (4) changing budget and appropriation levels and acquisition priorities of the U.S. government, as well as significant delays in U.S. government appropriations; (5) our dependence on our subcontractors and suppliers, as well as the availability of highly skilled labor and raw materials; (6) work stoppages or other labor disruptions; (7) competition within our markets; (8) our non-U.S. operations and sales to non-U.S. customers, including tariffs, trade restrictions and government actions; (9) changes in accounting estimates; (10) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures, including anticipated synergies and quality improvements related to our acquisition of Spirit AeroSystems Holdings, Inc.; (11) our dependence on U.S. government contracts; (12) our reliance on fixed-price contracts; (13) our reliance on cost-type contracts; (14) contracts that include in-orbit incentive payments; (15) management of a complex, global IT infrastructure; (16) compromised or unauthorized access to our, our customers’ and/or our suppliers' information and systems; (17) potential business disruptions, including threats to physical security or our information technology systems, extreme weather (including effects of climate change) or other acts of nature, and pandemics or other public health crises; (18) potential adverse developments in new or pending litigation and/or government inquiries or investigations; (19) potential environmental liabilities; (20) effects of climate change and legal, regulatory or market responses to such change; (21) credit rating agency actions and our ability to effectively manage our liquidity; (22) substantial pension and other postretirement benefit obligations; (23) the adequacy of our insurance coverage; (24) the dilutive effect of future issuances of our common stock; and (25) the preferential treatment of our 6.00% mandatory convertible preferred stock.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
# # #
Contact:

Investor Relations:	Eric Hill or David Dufault BoeingInvestorRelations@boeing.com
Communications:	Wilson Chow media@boeing.com

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
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	Twelve months ended December 31		Three months ended December 31
(Dollars in millions, except per share data)	2025	2024	2025	2024
Sales of products	$75,356	$53,227	$20,445	$11,901
Sales of services	14,107	13,290	3,503	3,341
Total revenues	89,463	66,517	23,948	15,242

Cost of products	(73,761)	(57,394)	(19,239)	(14,010)
Cost of services	(11,413)	(11,114)	(2,897)	(2,821)
Total costs and expenses	(85,174)	(68,508)	(22,136)	(16,831)
	4,289	(1,991)	1,812	(1,589)
Income/(loss) from operating investments, net	25	71	(17)	12
General and administrative expense	(6,090)	(5,021)	(1,663)	(1,398)
Research and development expense, net	(3,615)	(3,812)	(964)	(836)
Gain on dispositions, net	9,672	46	9,609	41
Earnings/(loss) from operations	4,281	(10,707)	8,777	(3,770)
Other income, net	1,125	1,222	201	432
Interest and debt expense	(2,771)	(2,725)	(659)	(755)
Earnings/(loss) before income taxes	2,635	(12,210)	8,319	(4,093)
Income tax (expense)/benefit	(397)	381	(99)	232
Net earnings/(loss)	2,238	(11,829)	8,220	(3,861)
Less: net earnings/(loss) attributable to noncontrolling interest	3	(12)		4
Net earnings/(loss) attributable to Boeing shareholders	2,235	(11,817)	8,220	(3,865)
Less: Mandatory convertible preferred stock dividends accumulated during the period	345	58	86	58
Net earnings/(loss) attributable to Boeing common shareholders	$1,890	($11,875)	$8,134	($3,923)
Basic earnings/(loss) per share	$2.49	($18.36)	$10.59	($5.46)
Diluted earnings/(loss) per share	$2.48	($18.36)	$10.23	($5.46)

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	December 31 2025	December 31 2024
Assets
Cash and cash equivalents	$10,921	$13,801
Short-term and other investments	18,479	12,481
Accounts receivable, net	2,921	2,631
Unbilled receivables, net	9,158	8,363
Current portion of financing receivables, net		207
Inventories	84,679	87,550
Other current assets, net	2,301	2,965
Total current assets	128,459	127,998
Financing receivables and operating lease equipment, net	241	314
Property, plant and equipment, net of accumulated depreciation of $23,613 and $22,925	15,361	11,412
Goodwill	17,275	8,084
Acquired intangible assets, net	1,567	1,957
Deferred income taxes	107	185
Investments	1,048	999
Other assets, net of accumulated amortization of $1,014 and $1,085	4,177	5,414
Total assets	$168,235	$156,363
Liabilities and equity
Accounts payable	$13,109	$11,364
Accrued liabilities	27,141	24,103
Advances and progress billings	59,404	60,333
Short-term debt and current portion of long-term debt	8,461	1,278
Total current liabilities	108,115	97,078
Deferred income taxes	216	122
Accrued retiree health care	2,091	2,176
Accrued pension plan liability, net	4,287	5,997
Other long-term liabilities	2,432	2,318
Long-term debt	45,637	52,586
Total liabilities	162,778	160,277
Shareholders’ equity:
Mandatory convertible preferred stock, 6.00% Series A, par value $1.00 - 20,000,000 shares authorized; 5,750,000 shares issued; aggregate liquidation preference $5,750	6	6
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	21,441	18,964
Treasury stock, at cost - 227,562,889 and 263,044,840 shares	(28,029)	(32,386)
Retained earnings	17,252	15,362
Accumulated other comprehensive loss	(10,277)	(10,915)
Total shareholders' equity/(deficit)	5,454	(3,908)
Noncontrolling interests	3	(6)
Total equity	5,457	(3,914)
Total liabilities and equity	$168,235	$156,363

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)

	Twelve months ended December 31
(Dollars in millions)	2025	2024
Cash flows – operating activities:
Net earnings/(loss)	$2,238	($11,829)
Adjustments to reconcile net loss to net cash used by operating activities:
Non-cash items –
Share-based plans expense	426	407
Treasury shares issued for 401(k) contributions	1,530	1,601
Depreciation and amortization	1,953	1,836
Investment/asset impairment charges, net	45	112
Gain on dispositions, net	(9,672)	(46)
777X and 767 reach-forward losses	5,283	4,079
Other charges and credits, net	264	528
Changes in assets and liabilities –
Accounts receivable	(95)	(37)
Unbilled receivables	(677)	(60)
Advances and progress billings	(723)	4,069
Inventories	(1,501)	(12,353)
Other current assets	155	(16)
Accounts payable	724	(793)
Accrued liabilities	1,341	1,563
Income taxes receivable, payable and deferred	115	(567)
Other long-term liabilities	(346)	(329)
Pension and other postretirement plans	(593)	(959)
Financing receivables and operating lease equipment, net	274	512
Other	324	202
Net cash provided/(used) by operating activities	1,065	(12,080)
Cash flows – investing activities:
Payments to acquire property, plant and equipment	(2,942)	(2,230)
Proceeds from disposals of property, plant and equipment	82	49
Acquisitions, net of cash acquired	(1,248)	(50)
Proceeds from dispositions	10,585	124
Contributions to investments	(51,938)	(13,856)
Proceeds from investments	46,628	4,743
Supplier notes receivable	(662)	(694)
Repayments on supplier notes receivable	2	40
Purchase of distribution rights	(9)	(88)
Other	1	(11)
Net cash provided/(used) by investing activities	499	(11,973)
Cash flows – financing activities:
New borrowings	165	10,161
Debt repayments	(3,621)	(8,673)
Common stock issuance, net of issuance costs		18,200
Mandatory convertible preferred stock issuance, net of issuance costs		5,657
Employee taxes on certain share-based payment arrangements	(34)	(83)
Dividends paid on mandatory convertible preferred stock	(331)	—
Other	58	(53)
Net cash (used)/provided by financing activities	(3,763)	25,209
Effect of exchange rate changes on cash and cash equivalents	40	(47)
Net (decrease)/increase in cash & cash equivalents, including restricted	(2,159)	1,109
Cash & cash equivalents, including restricted, at beginning of year	13,822	12,713
Cash & cash equivalents, including restricted, at end of year	11,663	13,822
Less restricted cash & cash equivalents, included in Investments	742	21
Cash & cash equivalents at end of year	$10,921	$13,801

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

	Twelve months ended December 31		Three months ended December 31
(Dollars in millions)	2025	2024	2025	2024
Revenues:
Commercial Airplanes	$41,494	$22,861	$11,379	$4,762
Defense, Space & Security	27,234	23,918	7,417	5,411
Global Services	20,923	19,954	5,209	5,119
Unallocated items, eliminations and other	(188)	(216)	(57)	(50)
Total revenues	$89,463	$66,517	$23,948	$15,242
Earnings/(loss) from operations:
Commercial Airplanes	($7,079)	($7,969)	($632)	($2,090)
Defense, Space & Security	(128)	(5,413)	(507)	(2,267)
Global Services	13,474	3,618	10,544	998
Segment operating earnings/(loss)	6,267	(9,764)	9,405	(3,359)
Unallocated items, eliminations and other	(3,031)	(2,047)	(886)	(683)
FAS/CAS service cost adjustment	1,045	1,104	258	272
Earnings/(loss) from operations	4,281	(10,707)	8,777	(3,770)
Other income, net	1,125	1,222	201	432
Interest and debt expense	(2,771)	(2,725)	(659)	(755)
Earnings/(loss) before income taxes	2,635	(12,210)	8,319	(4,093)
Income tax (expense)/benefit	(397)	381	(99)	232
Net earnings/(loss)	2,238	(11,829)	8,220	(3,861)
Less: net earnings/(loss) attributable to noncontrolling interest	3	(12)		4
Net earnings/(loss) attributable to Boeing shareholders	2,235	(11,817)	8,220	(3,865)
Less: Mandatory convertible preferred stock dividends accumulated during the period	345	58	86	58
Net earnings/(loss) attributable to Boeing common shareholders	$1,890	($11,875)	$8,134	($3,923)

Research and development expense, net:
Commercial Airplanes	$2,202	$2,386	$545	$534
Defense, Space & Security	877	917	259	189
Global Services	125	132	34	29
Other	411	377	126	84
Total research and development expense, net	$3,615	$3,812	$964	$836

Unallocated items, eliminations and other:
Share-based plans	($49)	$171	($9)	$53
Deferred compensation	(182)	(114)	(32)	(14)
Amortization of previously capitalized interest	(92)	(93)	(28)	(23)
Research and development expense, net	(411)	(377)	(126)	(84)
Eliminations and other unallocated items	(2,297)	(1,634)	(691)	(615)
Sub-total (included in Core operating earnings/(loss))	(3,031)	(2,047)	(886)	(683)
Pension FAS/CAS service cost adjustment	784	811	196	203
Postretirement FAS/CAS service cost adjustment	261	293	62	69
FAS/CAS service cost adjustment	1,045	1,104	$258	$272
Total	($1,986)	($943)	($628)	($411)

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Twelve months ended December 31		Three months ended December 31
Commercial Airplanes	2025	2024	2025	2024
737	447	265	117	36
767	30	18	10	3
777	35	14	6	3
787	88	51	27	15
Total	600	348	160	57

Defense, Space & Security
AH-64 Apache (New)	19	16	5	6
AH-64 Apache (Remanufactured)	42	34	14	10
CH-47 Chinook (New)	3	4	2	2
CH-47 Chinook (Renewed)	11	9	2	2
F-15 Models	9	14	2	4
F/A-18 Models	14	11	2	6
KC-46 Tanker	14	10	5	—
MH-139	9	6	3	3
P-8 Models	6	4	2	—
T-7A Red Hawk	—	2	—	1
Commercial Satellites	4	2	—	2
Total[1]	131	112	37	36
1 Deliveries of new-build production units, including remanufactures and modifications

Total backlog (Dollars in millions)	December 31 2025	December 31 2024
Commercial Airplanes	$567,290	$435,175
Defense, Space & Security	84,786	64,023
Global Services	29,720	21,403
Unallocated items, eliminations and other	411	735
Total backlog	$682,207	$521,336

Contractual backlog	$639,721	$498,802
Unobligated backlog	42,486	22,534
Total backlog	$682,207	$521,336

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating earnings/(loss), core operating margins, and core earnings/(loss) per share with the most directly comparable GAAP financial measures of earnings/(loss) from operations, operating margins, and diluted earnings/(loss) per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Fourth Quarter 2025		Fourth Quarter 2024
	$ millions	Per Share	$ millions	Per Share
Revenues	$23,948		$15,242
Earnings/(loss) from operations (GAAP)	8,777		(3,770)
Operating margins (GAAP)	36.7%		(24.7)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(196)		(203)
Postretirement FAS/CAS service cost adjustment	(62)		(69)
FAS/CAS service cost adjustment	(258)		(272)
Core operating earnings/(loss) (non-GAAP)	$8,519		($4,042)
Core operating margins (non-GAAP)	35.6%		(26.5)%

Diluted earnings/(loss) per share (GAAP)		$10.23		($5.46)
Pension FAS/CAS service cost adjustment	($196)	($0.24)	($203)	($0.28)
Postretirement FAS/CAS service cost adjustment	(62)	(0.08)	(69)	(0.10)
Non-operating pension income	(49)	(0.06)	(108)	(0.15)
Non-operating postretirement income	(5)	(0.01)	(18)	(0.03)
Provision for deferred income taxes on adjustments [1]	66	0.08	84	0.12
Subtotal of adjustments	($246)	($0.31)	($314)	($0.44)
Core earnings/(loss) per share (non-GAAP)		$9.92		($5.90)

Diluted weighted average common shares outstanding (in millions)		803.8		717.9
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating earnings/(loss), core operating margins, and core earnings/(loss) per share with the most directly comparable GAAP financial measures of earnings/(loss) from operations, operating margins, and diluted earnings/(loss) per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Full Year 2025		Full Year 2024
	$ millions	Per Share	$ millions	Per Share
Revenues	$89,463		$66,517
Earnings/(loss) from operations (GAAP)	4,281		(10,707)
Operating margins (GAAP)	4.8%		(16.1)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(784)		(811)
Postretirement FAS/CAS service cost adjustment	(261)		(293)
FAS/CAS service cost adjustment	(1,045)		(1,104)
Core operating earnings/(loss) (non-GAAP)	$3,236		($11,811)
Core operating margins (non-GAAP)	3.6%		(17.8)%

Diluted earnings/(loss) per share (GAAP)		$2.48		($18.36)
Pension FAS/CAS service cost adjustment	($784)	($1.03)	($811)	($1.26)
Postretirement FAS/CAS service cost adjustment	(261)	(0.34)	(293)	(0.45)
Non-operating pension income	(176)	(0.24)	(476)	(0.74)
Non-operating postretirement income	(19)	(0.02)	(73)	(0.11)
Provision for deferred income taxes on adjustments [1]	260	0.34	347	0.54
Subtotal of adjustments	($980)	($1.29)	($1,306)	($2.02)
Core earnings/(loss) per share (non-GAAP)		$1.19		($20.38)

Diluted weighted average common shares outstanding (in millions)		762.3		646.9
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.